UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  February 24, 2025
vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37524	47-3916571
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3980 Premier Drive, Suite 310
High Point, NC 27265
(Address of principal executive offices)
(336) 841-0300
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2025, Steven Tuch, Executive Vice President and Chief Financial Officer of vTv Therapeutics Inc. (the "Company"), informed the Company of his intention to resign from his position effective March 21, 2025. Mr. Tuch is expected to remain at the Company through the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, with the U.S. Securities and Exchange Commission. The Company has commenced efforts to identify Mr. Tuch’s successor through an external search process. Mr. Tuch’s departure is not based on any disagreement with the Company’s independent auditors or the Company on any matter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Paul J. Sekhri
Name:	Paul J. Sekhri
Title:	President, Chief Executive Officer and Executive Chairperson
Dated: February 27, 2025